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EXHIBIT 10.8


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the first day of April, 2000, by and between Bruce N. Barron ("Employee"), and MOLECULAR GERIATRICS CORPORATION, a Delaware corporation having its principal place of business in Vernon Hills, Illinois (the "Company"). In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

         1. EMPLOYMENT. The Company hereby employs Employee to serve as its Chairman of the Board of Directors (Chairman) and Chief Executive Officer (CEO) and Employee hereby accepts such employment. In his capacity as Chairman and CEO, Employee shall be responsible for performing the duties of the Chairman and CEO as outlined in the Corporate By-Laws, and agrees to perform such other duties during the term hereof as the Board of Directors of the Company shall, from time to time, reasonably direct. Employee agrees to utilize his skills and to render services to the best of his ability during the term of this Agreement.


         2. TERM. Unless earlier terminated pursuant to the provisions of Paragraph 6 below, Employee's employment hereunder shall be for a period of three (3) years commencing on April 1, 2000 and shall be extended automatically for additional three (3) year periods, unless either the Company or the Employee delivers written notice to the other of its or his election not to extend at least ninety (90) days prior to the end of either the initial or any additional term, as applicable. If the Company decides not to extend this Agreement within the ninety (90) day period described in the immediately preceding sentence for reasons other than "cause" (as defined in Paragraph 6a below), the Employee shall receive a severance payment equal to the third year's Base Salary (as defined in Paragraph 3 below) with respect to the initial or additional term that was last completed, plus the amount of the bonus earned by the Employee in such third year. Such severance payment shall be payable over a one (1) year period in the same manner as the Employee had been paid under this Agreement in such third year, with payments to begin within two (2) weeks of the end of the current term of employment under this Agreement.


         3. COMPENSATION.

                  a. BASE SALARY. For all services rendered by Employee under this Agreement, Employee shall receive a salary at an annual rate of $225,000.00 as increased under Paragraphs 3b and 4c ("Base Salary"), or such higher annual rate as the Board of Directors of the Company may from time to time establish in its sole direction.

                  b. ANNUAL INCREASES. The Base Salary shall be increased at the end of each year of service by a minimum amount equal to (i) a percentage equal to the increase, if any, in the United States Department of Labor Consumer Price Index for Chicago urban areas, all items, over the previous twelve months. If the index specified in this paragraph is discontinued or not available, a substitute index shall be selected by arbitration in the manner contemplated by Paragraph 6e unless the parties mutually agree on a substitute index.


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                  c. AUTO AND CELLULAR PHONE ALLOWANCE.  Employee is entitled to a monthly non-accountable allowance of $1,000.00 to cover the use of his automobile, cellular phone and other business related purposes.

                  d. STOCK OPTION PLANS. The Company has adopted stock option and/or stock purchase plans for the benefit of certain Employees of the Company. Employee shall be entitled to participate in such plans, consistent with the terms of such plans, applicable law and Company Policy.


         4. BENEFITS.

                  a. MEDICAL/HEALTH INSURANCE. The Company shall provide Employee with Company paid medical and dental insurance which covers Employee, his spouse and dependents, in accordance with such policies as shall be maintained by the Company, which shall be comparable to that made available to other senior executives of the Company.

                  b. VACATION/SICK LEAVE. Employee shall be entitled to vacation and sick leave in accordance with Company policy, PROVIDED, Employee shall be entitled annually to (i) a minimum of five (5) weeks of paid vacation, and (ii) a minimum of three (3) days of paid sick leave for each ten (10) weeks of consecutive employment. When Employee has completed ten (10) years of service with the Company, such paid vacation will be increased to six (6) weeks.

                  c. LIFE/DISABILITY INSURANCE. The Company shall provide, at Company expense, term life insurance for the benefit of Employee in the amount of $600,000 payable to the Executive's designees in accordance with a plan for executive officers of the Company. The Company's benefit plan for executive officers shall provide, at Employee's expense, disability insurance for the benefit of Employee and his beneficiaries through a Company plan reasonable acceptable to Employee. Employee's Base Salary shall be increased by the amount of the annual premium for such coverage. The Company shall cause its records to reflect that the premiums for the disability policy have been paid by the Employee, including Form W-2 prepared by the Company. The above benefits are subject to the same being available to the Company at reasonable cost and any limitations resulting from Employee's physical condition.

                  d. EXPENSE REIMBURSEMENT. The Company shall pay or reimburse Employee for all reasonable travel and other expenses incurred or paid by Employee in connection with the performance of services under this Agreement upon presentation of expense vouchers and such other supporting information as the Company may from time to time reasonably request.


         5. WARRANTIES AND INDEMNIFICATION. Employee represents to the Company that Employee is free to enter into this Agreement and that Employee has no


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commitment,  arrangement  or  understanding  to, or with,  any third party which restrains or is in conflict with this Agreement; or which would operate to prevent Employee from performing the services to the Company which Employee hereby has agreed to provide. Employee agrees to indemnify and hold the Company harmless from and against any and all liabilities or claims, including costs, expenses and reasonable attorney's fees arising out of any acts by Employee which, the foregoing representation or warranty to the contrary notwithstanding, shall be in violation of or shall constitute a breach of any such commitment, arrangement or understanding.


         6. TERMINATION.

                  a. The Company may terminate Employee's employment hereunder upon thirty (30) days' prior written notice to Employee for cause, and except as provided below, the salary and benefits referred to in Paragraphs 3 and 4 above shall cease upon the effective date of any such termination for just cause. As used herein, with respect to termination by the Company, the term "cause" shall mean (i) any material breach hereof by Employee which is not cured within thirty
(30) days following written notice of such breach given by the Company, provided that no such prior notice and opportunity to cure need be given where such breach, or similar breach, has been the subject of such a notice and cure period on more than two prior occasions; or (ii) conviction of Employee for commitment of a felony; or (iii) any act of Employee, which in the reasonable judgment of a majority of the Board of Directors of the Company, constitutes dishonesty, larceny, fraud, deceit or gross negligence by Employee in the performance of his duties to the Company or willful misrepresentation to shareholders, directors or officers of the Company.

                  b. The Company may, by action of a majority of the Board of Directors, terminate Employee's employment at any time upon thirty (30) days' prior written notice and without cause; provided, that prior to the effective date of termination, the Company shall pay to Employee an amount equal to the greater of (i) the total Base Salary otherwise payable through the expiration of the term of this Agreement as set forth at Paragraph 2 above; or (ii) twelve
(12) months' Base Salary and bonus - both based on the prior year's Base Salary plus bonus.

                  c. Employee may terminate his employment hereunder at any time upon thirty (30) days' prior written notice to the Company for cause. The amounts identified in Paragraph 6b shall be paid to Employee as of the effective date of termination, together with the continuing benefits described therein, as Employee's sole remedy. As used herein with respect to termination by Employee, "cause" shall mean (i) any material breach hereof by the Company which is not cured within thirty (30) days following written notice of such breach given by Employee; (ii) repeated and consistent bad faith attempts to bring about Employee's resignation through obstruction by the Company of operations and programs of Employee in his capacity hereunder; (iii) the removal of Employee from the position of Chief Executive Officer, or the appointment of another person to perform the duties ordinarily associated with such position(s) without the formal removal of Employee's title(s); or (iv) the transfer of Employee or the relocation of the principal offices from which the activities of the Company are conducted to an area more than fifty (50) miles outside the Village of Vernon Hills.

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                  d. If Employee  terminates his employment  without cause, such termination shall be treated as a termination with cause by the Company, as provided in Subparagraph 6a above (but without the necessity of any prior notice by the Company).

                  e. Any dispute between the parties as to the meaning or presence of "cause" for termination shall be resolved by binding arbitration conducted before a single arbitrator in the Chicago, Illinois area under the Commercial Arbitration Rules of the American Arbitration Association, provided that the arbitrator shall be a person of extensive experience in the arbitration of disputes under private employment agreements applicable to management personnel in industries similar to the Company's industry.

                  f. This Employment Agreement shall be terminated by the death of the Executive. In addition, this Employment Agreement may be terminated by the Board of Directors of the Company if the Executive shall be rendered incapable by illness or any other disability from complying with the terms, conditions and provisions on his part to be kept, observed and performed for a period in excess of one hundred twenty (120) days (whether or not consecutive) during a twelve (12) month period during the Term of Employment ("Disability"). If this Employment Agreement is terminated by reason of Disability of the Executive, the Company shall give written notice to that effect to the Executive in the manner provided herein. In the event that the Executive receives disability insurance benefits paid for by the Company during any period to termination of this Employment Agreement pursuant to this Section 6f, the Executive's salary shall be reduced by an amount equal to such disability insurance benefits during such period.

                  g. In the event this Agreement is terminated by Employer without cause, or by Employee with cause, all stock, warrants and options of Employee in the Company shall immediately become vested. Stock options may be exercised any time over the time period as originally set forth at their issuance.


         7. CONFIDENTIALITY.

                  a. Employee acknowledges that the Company's business and future success depends on the preservation of the trade secrets and other confidential information of the Company and its affiliates, suppliers and customers (the "Secrets"). The Secrets include existing, to-be-developed or acquired products, processes, techniques, methods, computer programs, know-how, trade secrets, customers, suppliers, developments, patents, equipment, or business information made, sold, used, developed or practiced by the Company in its business or proprietary to the Company or its affiliates, suppliers or customers. "Secrets" do not include any of the above information or medium generally known to the industry or which comes to the attention of Employee through sources other than the Company. It is anticipated that all Employees of the Company, including Employee, will mark all items containing Secrets with prominent confidentiality notices in accordance with policies to be adopted by the Company. Employee agrees to protect and to preserve as confidential during and after the term of his employment all of the Secrets at any time known to


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Employee or in his possession or control (whether wholly or partially  developed by Employee or provided to Employee, and whether embodied in a tangible medium or merely remembered).

                  b. Employee shall neither use nor intentionally allow any other person to use any of the Secrets in any way, except for the benefit of the Company. All tangible items embodying or disclosing any portion of the Secrets shall be and remain the property of the Company and shall be returned to the Company upon the termination of Employee's employment. At such time, Employee shall also assemble all tangible items of work in progress, notes, plans, and other materials related in any way to Employee's employment, and will promptly deliver such items to the Company. The failure to mark any item with confidentiality notice(s) shall not, IPSO FACTO, cause such item to be excluded from classification as a Secret for purposes of this Section 7.

                  c. Employee's covenants in this Paragraph shall supplement, and shall not supplant, any other rights or remedies the Company may have under applicable law for the protection of its properties and trade secrets.


         8. INVENTIONS.

                  a. "Invention(s)" shall mean discoveries, designs, programs, improvements, developments, new concepts, methods, agents, materials, and ideas, whether patentable or not, and products, processes and know-how related to the use of production thereof.

                  b. Employee agrees that any Invention which Employee has made or may make during the term of this Agreement shall be treated as part of the Company Secrets and shall be the sole and exclusive property of the Company, whether or not (i) patent applications or copyright registrations are filed thereon, (ii) the Invention is conceived or developed by Employee individually or jointly with others. However, Employee has no obligation to assign to the Company any Invention for which no Company Secrets and no equipment, supplies, or facilities of the Company were used and which was developed entirely on Employee's own time, unless:

               (i) the Invention relates directly to the business of the Company,

               (ii) the Invention relates to actual or demonstrably  anticipated research or development work of the Company, or

               (iii)the Invention  directly  results from any work  performed by
                    Employee for the Company.

                  c. Whenever requested by the Company, Employee agrees to assist and cooperate with the Company, at the Company's expense, in the obtaining, maintaining and enforcing of the United States and foreign patents and copyright registrations for any Invention which is to be the property of the Company as provided above. This assistance and cooperation shall include, but is not limited to:

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                    (i)  making   application  for  United  States  and  foreign
                         patents or copyright registrations on any Invention if so requested by the Company;

                    (ii) assigning all of Employee's  right,  title and interest in and to such Invention and any patent applications or copyright registrations thereon to the Company or its designees; and

                    (iii)executing all documents and rendering all assistance as may be reasonably necessary to protect the rights of the Company or its designee and to vest in the Company or its designees, all rights to any such Invention, patent application, patent, copyright, or copyright registration.

                  d. Attached hereto as Exhibit ____ is a list of all issued patents, pending patent applications, registered copyrights, and other inventions which Employee has owned or has developed prior to being retained by the Company. Any copyright, patent, pending application, or prospective patent application thus listed and not otherwise expressly assigned in writing by Employee to the Company will be excluded from the terms of this Agreement.


         9. PROPERTY. Upon termination of the Term of Employment or termination pursuant to Section 6 hereof, the Executive or his personal representative shall promptly deliver to the Company all books, memoranda, plans, records and written data of every kind relating to the business and affairs of the Company and all other property owned by the Company which is then in the Executive's possession.


         10. INSURANCE. The Company shall have the right, at its own cost and expense, to apply for and to secure in its own name, or otherwise, life, health or accident insurance or any or all of them covering the Executive, and the Executive agrees to submit to usual and customary medical examinations and otherwise to cooperate with the Company in connection with the procurement of any such insurance, and any claims thereunder.


         11. COVENANT NOT TO COMPETE.

                  a. APPLICABILITY. This Paragraph 11 shall apply following the termination of Employee's employment only in the event such termination is (i) by Employer for cause as defined in Paragraph 6a above, or (ii) by Employee without cause as defined in Paragraph 6c above.

                  b. COVENANT. For a period beginning on the date of the Agreement and ending one year following the date of termination of Employee's


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employment,  Employee  hereby agrees that he will not,  directly or  indirectly, enter into the employment, or render services to or acquire an interest whatsoever in (whether for his own account as an individual proprietor, or as a
partner,  associate,   shareholder,  officer,  director,  employee,  trustee  or
otherwise), any person or entity engaged in any operations in competition in any area of the world with any aspect of the business of the Company as presently conducted and as said business may evolve in the ordinary course of business between the date of this Agreement and the termination of Employee's employment hereunder (including products under active development at such time); PROVIDED, HOWEVER, that nothing herein shall prevent the purchase or ownership by Employee of shares of stock by way of investment in any corporation or prevent the employment of or the rendering of services by Employee for up to 10% of his time, including being on boards of directors of companies, where he does not contribute to the development or sale of products which compete with products of the Company with whose development or sale the Employee was directly involved. Without limiting the foregoing, Employee agrees that he will not call on or otherwise solicit business from any of the customers or potential customers of the Company which, at the time of termination of his employment, were listed (or ought to have been listed) in the Company's records, as to any product that competes with any product provided or marketed by or actually under development by the Company at the time of Employee's termination. Employee agrees that he will, during the term of his employment with the Company, promptly and fully disclose to the Company any business opportunity coming to Employee's attention, or conceived or developed in whole or in part by Employee, which relates to the Company's business or demonstrably anticipated business. Employee will not at any time exploit such business opportunities for his own gain or that of any person or entity other than the Company.


         12. REMEDIES. Employee acknowledges that damages for breach of his covenants under Paragraphs 7, 8, 9, 10 and 11 above will be difficult to determine and inadequate to remedy the harm which may be caused thereby, and therefore agrees that the Company may petition or seek to enjoin a putative violation by temporary or permanent injunction. Any available injunctive relief shall be in addition to, and not in place of, any other remedies available at law or equity. Employee believes that the provisions of this Agreement are reasonable and that Employee is capable of gainful employment without breaching this Agreement. However, should any court or tribunal decline to enforce any provision of Paragraphs 7 or 11 of this Agreement as written, the parties hereby agree that this Agreement shall, to the extent applicable to that circumstance before such court, be deemed to be modified to restrict Employee's competition with the Company to the maximum extent to time, scope and geography which the court shall find enforceable, and such provisions shall be so enforced.


         13. ENTIRE AGREEMENT: MODIFICATION. The provisions contained herein constitute the entire Agreement between the parties with respect to the subject matter hereof and any waiver, alteration or modification of any provisions of this Agreement, or the replacement of this Agreement, shall not be valid unless in writing and signed by all the parties signing hereunder.


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         14.  GOVERNING Law. This  Agreement  shall be governed and construed in accordance with the laws of the State of Illinois.


         15. AGREEMENT NOT ASSIGNABLE. Employee may not assign any of his rights or delegate any of his duties hereunder. Subject to Paragraph 6c, the Company may assign this Agreement to any of its Affiliates at any time owned by, owning or under common ownership of the Company. In the event of such an assignment by the Company, such affiliates shall be deemed substituted for the Company at each place where "the Company" appears herein; provided, however, the Company shall not be released from its obligations hereunder. Furthermore, the assignment of this Agreement by the Company shall not enlarge the business activities considered to be conducted by the Company for purposes of Paragraphs 7, 8 and 11 hereof. Subject to the foregoing, this Agreement shall bind parties and their respective heirs, successors, assigns and personal representatives.


         16. CHANGE IN OWNERSHIP. Upon (a) the sale or transfer of all or substantially all of the assets of the Company or of more than fifty percent (50%) of the outstanding stock of any voting class of the Company's stock to any single person or entity (in any one or more of a series of related transactions), or (b) the merger of the Company with or into any other entity (except a wholly-owned subsidiary or a parent owning all of the outstanding stock of the Company), then all stock and options of Employee in the Company shall immediately become vested.


         17. ATTORNEY'S FEES. In any action to enforce its rights hereunder, the prevailing party shall be reimbursed by the other for its costs of enforcement, including with limitation, reasonable attorney's fees.


         18. JURISDICTION AND VENUE. The parties each irrevocably consent and submit to the personal jurisdiction of the State and Federal courts sitting in Chicago, Illinois and agrees that any action, suit or proceeding in connection with this Agreement shall be brought in such courts to the exclusion of all other courts, other than actions to enforce judgments or orders entered in such courts sitting in Lake County, Illinois.


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         19. NOTICES. All notices required or permitted hereunder shall be given in writing and delivered in person, transmitted by facsimile, or sent by registered or certified mail, postage prepaid, or reliable courier service to the parties at the respective addresses set forth on the signature page hereof, or such other address as a party may specify by notice for all subsequent notices to it hereunder. Notices will be effective upon the earlier of receipt or the second business day after mailing.


         20. NO WAIVER. No waiver or modification of any of the terms or provisions hereof shall be valid unless in writing signed by the party against which the enforcement of such waiver or modification is sought, not shall any waiver or failure to enforce any right hereunder be deemed to be a waiver of the same or any other right in any other instance.



AGREED:


/s/ Bruce N. Barron
___________________________
Bruce N. Barron
3459 Dauphine Avenue
Northbrook, IL  60062



/s/ John F. DeBernardis
__________________________
John F.  DeBernardis,  President
& COO


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